SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Rule 14a-12.

CYBERSOURCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CyberSource Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2003

To the Stockholders of CyberSource Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of CyberSource Corporation, a Delaware corporation (the “Company”), will be held at the Company’s headquarters, 1295 Charleston Road, Mountain View, California 94043, on Wednesday, May 14, 2003, at 10:00 a.m., local time, for the following purposes:

1.	To elect five directors of the Company to serve until the 2004 Annual Meeting of Stockholders.

2.	To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2003.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

The Board of Directors has fixed the close of business on March 24, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope, or (2) over the Internet (instructions for voting over the Internet are set forth on the included proxy card). If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Richard Scudellari

Secretary

Mountain View, California

April 14, 2003

CYBERSOURCE CORPORATION

1295 Charleston Road

Mountain View, California 94043

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the stockholders of CyberSource Corporation, a Delaware corporation (the “Company” or “CyberSource”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is to be held on Wednesday, May 14, 2003, at 10:00 a.m., local time, at the Company’s headquarters, 1295 Charleston Road, Mountain View, California 94043. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, by submitting new voting instructions via the Internet, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about April 14, 2003. The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on March 24, 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 32,850,362 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 16,425,182 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and, therefore, will have no effect on the result of the vote. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. In determining whether a proposal has been approved, other than the election of directors, abstentions have the same effect as votes against the proposal.

Shares of Common Stock cannot be voted until either a signed proxy card is returned or voting instructions are submitted by using the Internet. Specific instructions for stockholders of record who wish to use the Internet are set forth on the enclosed proxy card. The Internet voting procedure is designed to authenticate stockholders’

identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company’s 2004 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 29, 2004 and February 28, 2004. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company not later than December 15, 2003 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors pursuant to the amended Bylaws of the Company, effective as of the close of business on the day immediately preceeding the date of the Annual Meeting, the authorized number of directors is set at five. Five directors will be elected at the Annual Meeting to serve until the 2004 Annual Meeting of Stockholders or until each director’s successor is elected or appointed and qualified or until the earlier resignation or removal of the director. The five nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the five nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. Directors will be elected by a plurality of votes cast.

Set forth below are the names, ages and certain biographical information relating to the director nominees and current directors.

Name of Director	Age	Position with Company	Director Since
William S. McKiernan	46	Chairman of the Board of Directors, Chief Executive Officer	1997
John J. McDonnell Jr.(1)(2)(3)(4)	65	Director	2000
Steven P. Novak(1)(2)(3)	55	Director	1997
Richard Scudellari(2)(3)	46	Director and Secretary	1997
Kenneth R. Thornton(1)(2)(4)	61	Director	2001
Ken Harris(1)(4)(5)	53	Director
Scott Loftesness(2)(4)(5)	55	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating Committee

(4)	Member of Special Litigation Committee

(5)	Not standing for re-election

William S. McKiernan founded CyberSource and has been the Company’s Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in December 1997. CyberSource was spun off from Beyond.com Corporation in December 1997. Mr. McKiernan founded Beyond.com, an online reseller of computer software, in 1994 and has served as Chairman since its founding. Mr. McKiernan also served as Beyond.com’s Chief Executive Officer from 1994 through March 1998. On January 24, 2002, Beyond.com Corporation filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as Network Associates), a developer of computer security software, where he served as President and Chief Operating Officer during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and Price Waterhouse. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

John J. McDonnell, Jr. has been a director of the Company since September 2000. Mr. McDonnell currently serves as Chief Executive Officer and Chairman of Transaction Network Services, Inc. (“TNS”), a telecommunications company which provides network services for the financial industry. Mr. McDonnell founded TNS in 1990 and served as its Chief Executive Officer, President and director from its founding until it was acquired by PSINet Inc. in November 1999. In March 2001, Mr. McDonnell and a group of investors reacquired TNS from PSINet. Mr. McDonnell previously served as Chief Executive Officer of PaylinX Corporation (“PaylinX”) from January 2000, and as a director of PaylinX from February 1999, both until the Company’s acquisition of PaylinX in September 2000. From 1987 to 1989, Mr. McDonnell served as President and Chief Executive Officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell was one of the founding members of the Electronics Funds Transfer Association and serves on its board of directors. Mr. McDonnell is also a director of Intelidata Technologies, Inc., an electronic commerce company. Mr. McDonnell holds a B.E.E. from Manhattan College and an M.E.E. from Rensselaer Polytechnic University.

Steven P. Novak has been a director of the Company since the Company’s inception in December 1997. Since December 2001, Mr. Novak has been President of Palladio Capital Management LLC which provides management services to Palladio Partners LP, an investment partnership. From January 1998 to December 2001, Mr. Novak was a Managing Director at C.E. Unterberg, Towbin. From February 1993 to January 1998, Mr. Novak served as co-founder, President, and Chief Investment Officer of C.E. Unterberg, Towbin Advisors, a registered investment advisor. Mr. Novak also serves as a director of several privately-held companies. Mr. Novak’s prior affiliations include, among others, Forstmann Leff Associates, a fund manager, Sanford C. Bernstein & Company, Inc., an independent investment counselor, and Harris Bankcorp, a multibank holding company. Mr. Novak holds a B.S. from Purdue University and an M.B.A. from the Harvard Business School.

Richard Scudellari has been a director of Company since the Company’s inception in December 1997. Mr. Scudellari has been a partner at Morrison & Foerster LLP, a law firm, since February 1999. From 1990 to January 1999, Mr. Scudellari was a partner at Jackson Tufts Cole & Black, LLP, a law firm. Mr. Scudellari holds a B.S. and J.D. from Boston College.

Kenneth R. Thornton has been a director of the Company since April 2001. Mr. Thornton was General Manager of International Business Machine Corporation’s Worldwide Public Sector business from 1997 until his retirement in March 2001, where his responsibilities included the government healthcare and education industries, and previously served as General Manager of IBM’s Government unit. Prior to that, he was Vice President and General Manager of marketing and service operations for IBM in the mid-Atlantic states. Mr. Thornton is Chairman of the Board of Sideware Systems, Inc., a provider of online collaboration and e-learning solutions, and Vice Chairman and a director of KnowledgeMax Inc., a leading eBusiness supply chain management provider of knowledge and learning products. Mr. Thornton holds a B.S. in Business Administration from Barton College and holds certificates of study from the Harvard Business School, University of California at Berkeley School of Business and IBM’s International Executive Program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Meetings and Committees of the Board of Directors

During 2002, the Board met seven times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Special Litigation Committee. Although there are no formal procedures for stockholders to recommend nominations, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company’s Secretary, at the Company’s principal executive offices.

The Audit Committee held seven meetings in 2002. The current members of the Audit Committee are Messrs. Harris, McDonnell, Novak, and Thornton. Mr. Scudellari also served on the Audit Committee through March 2003. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In accordance with the revised Audit Committee Charter, it appoints the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The members of the Audit Committee are “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

The Compensation Committee held one meeting in 2002. The current members of the Compensation Committee are Messrs. Loftesness, McDonnell, Novak, Scudellari and Thornton. The Compensation Committee’s functions are to establish and apply the Company’s compensation policies with respect to its executive officers and certain other employees. In addition, the Compensation Committee administers the Company’s incentive compensation and benefit plans.

The Nominating Committee held one meeting in 2002. The Nominating Committee was formed in February 2001. The current members of the Nominating Committee are Messrs. McDonnell, Novak and Scudellari. The Nominating Committee monitors the size and composition of the Company’s Board of Directors. Prior to the Company’s annual meeting of stockholders, the Nominating Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates that will be presented to the Company’s stockholders for election to serve the Company until the next annual meeting.

The Special Litigation Committee held two meetings in 2002. The Special Litigation Committee was formed in October 2002. The current members of the Special Litigation Committee are Messrs. Harris, Loftesness, McDonnell and Thornton. The Special Litigation Committee’s function is to review and decide upon major issues regarding the IPO-related litigation initiated against the Company in August 2001. For more information on the litigation, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 26, 2003.

Director Compensation

The Company does not pay directors cash compensation for their services as directors or members of committees of the Board of Directors. The Company does reimburse them for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, each new non-employee director receives an option to purchase 25,000 shares of the Company’s Common Stock upon joining the Board of Directors. Generally, each incumbent non-employee director is granted an option to purchase an additional 10,000 shares of the Company’s Common Stock thereafter annually on January 1. Directors are also eligible for additional discretionary grants. All options are immediately exercisable upon grant and the shares issued upon exercise remain subject to a right of repurchase as determined under the 1999 Option Plan. In fiscal year 2002, Messrs. Harris, Loftesness, McDonnell, Novak, Scudellari and Thornton each received an option to purchase 10,000 shares on January 1, 2002 at an exercise price of $1.76 per share.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation Committee is an executive officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003 and recommends that the stockholders ratify such selection. The Audit Committee considered whether Ernst & Young LLP’s provision of any professional services other than its audit of the Company’s annual financial statements and review of quarterly financial statements is compatible with maintaining the auditors’ independence. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 2003. Ratification and approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting, the Company will review its future selection of auditors. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees.    Ernst & Young LLP billed the Company an aggregate of $261,500 and $230,000 for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2002 and 2001, respectively, and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years. Audit fees also include those fees billed for services rendered for accounting consultations, issuance of consents, and completion of the statutory audit,

Audit Related Fees.    Ernst & Young LLP did not bill the Company for any audit-related fees during fiscal years 2002 and 2001.

Tax Fees.    Ernst & Young LLP billed the Company an aggregate of $113,500 and $91,500 for 2002 and 2001, respectively, for tax compliance, tax advice and tax planning services.

All Other Fees.    Ernst & Young LLP did not provide any other professional services during 2002 or 2001.

Leased Employees.    For the most recent fiscal year, none of the hours expended on Ernst & Young LLP’s audit of the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than such firm’s full-time permanent employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

MANAGEMENT

Officers and Key Employees

The current officers and key employees of the Company, their ages and their positions are as follows:

Name	Age	Position(s)

Executive Officers
William S. McKiernan	46	Chairman of the Board of Directors and Chief Executive Officer
Dave Daetz	38	Senior Vice President of Corporate Business Development and Product Marketing
Robert J. Ford	53	Chief Technology Officer and Senior Vice President of Product Development
Michael Hall	48	Vice President of Worldwide Sales and Professional Services
Steven D. Pellizzer	33	Chief Financial Officer and Vice President of Finance
Key Employees
Perry S. Dembner	42	Vice President of Marketing
Steven W. Klebe	47	Vice President of Strategic Alliances
Patricia A. Martin	41	Vice President of Customer Support
Brian S. Reed	49	Vice President of Operations
Tracy L. Wilk	44	Vice President of Product Marketing

William S. McKiernan founded CyberSource and has been the Company’s Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in December 1997. CyberSource was spun off from Beyond.com Corporation in December 1997. Mr. McKiernan founded Beyond.com, an online reseller of computer software, in 1994 and has served as Chairman since its founding. Mr. McKiernan also served as Beyond.com’s Chief Executive Officer from 1994 through March 1998. On January 24, 2002, Beyond.com Corporation filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as Network Associates), a developer of computer security software, where he served as President and Chief Operating Officer during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and Price Waterhouse. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

Dave Daetz joined the Company in June 1999 and has served as the Company’s Senior Vice President of Corporate Business Development and Product Marketing since November 2002. From April 2001 to November 2002, he was Senior Vice President of Corporate Business Development, Marketing, and Product Management. From January to March 2001, he was Senior Vice President of Corporate Business Development, and from June 1999 to December 2000 he served as the Company’s Vice President of Corporate Business Development—Worldwide. From 1997 to June 1999, Mr. Daetz was Senior Director of Corporate Business Development at Symantec Corporation, a software developer. From 1989 to 1997, Mr. Daetz held management positions in business development, product marketing and marketing at Apple Computer, Inc. Mr. Daetz holds a B.S. in Industrial Engineering / Engineering Management and a B.A. in International Relations from Stanford University and an M.B.A. from San Jose State University.

Robert J. Ford joined the Company in June 1999. In January 2002, he was named the Company’s Chief Technology Officer in addition to his title as Senior Vice President of Product Development, a position which he has held since October 2000. Prior to October 2000, he served as the Company’s Vice President of Engineering.

From 1997 to May, 1999, Mr. Ford was Vice President of Engineering for Extensity, Inc., a vendor of web-based e-business applications. From 1995 to 1997, Mr. Ford served as Vice President of Engineering for Intrinsa Corporation, a developer of defect detection software. From 1992 to 1995, Mr. Ford was Vice President of Engineering for Objectivity, Inc., a developer of database management systems. Mr. Ford was employed by Boole & Babbage, Inc., a vendor of systems management software, from 1980 to 1992, where he was Vice President of Engineering from 1981 to 1986, Vice President of Advanced Technology from 1986 until 1989, and Vice President of Systems from 1989 to 1992. Mr. Ford received a B.S. from Witwatersrand College for Advanced Technical Education in South Africa.

Michael Hall joined the Company in July 2001 as the Company’s Vice President of Worldwide Sales and Professional Services. Before joining CyberSource, Mr. Hall was Vice President, Hosted Services Sales of Mercury Interactive Corporation, a provider of enterprise testing and performance management solutions, from October 1999 to July 2001. From June 1999 to October 1999, he was Vice President Sales and Marketing at Agentics, Inc., a developer of internet e-commerce solutions. From June 1998 to June 1999, Mr. Hall was Director of Sales at Iona Technologies PLC, an e-business platform provider for web services integration. From June 1993 to June 1998, he was Director of Sales at Legato Systems, a developer of client/server software. Mr. Hall received a B.S.E.E. from the University of London (Southbank).

Steven D. Pellizzer joined the Company in February 1999 and has served as the Company’s Vice President of Finance since January 2002, prior to which he served as the Company’s Corporate Controller and Assistant Controller. In January 2003, Mr. Pellizzer was appointed the Company’s Chief Financial Officer. Before joining the Company, Mr. Pellizzer was a Manager at PricewaterhouseCoopers LLP, an accounting firm, from 1996 to 1999. Mr. Pellizzer received a B.S. in Commerce from Santa Clara University.

Perry S. Dembner joined the Company in November 2002 as the Vice President of Marketing. Immediately before joining CyberSource, and also between January 1996 and October 1998, Mr. Dembner was an independent consultant, developing business plans and marketing programs for a variety of high technology companies. From November 1998 through June 2000, he served as Vice President, Marketing at Applicast, an enterprise application service provider. From 1994 through 1995, Mr. Dembner served as Vice President, Marketing and Business Development for Honeycomb Software, a developer of Web content management systems. Prior to joining Honeycomb Software, Mr. Dembner held positions in product management and marketing at Farallon Computing and IBM/ROLM Systems, and in corporate strategy at Strategic Planning Associates (now Mercer Management Consulting). Mr. Dembner holds a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from Stanford’s Graduate School of Business.

Steven W. Klebe joined the Company in April 1997 and has served as the Company’s Vice President of Strategic Alliances since January 2001. From January 1999 to January 2001, he served as the Company’s Vice President of Payment Industry Alliances. Prior to January 1999, Mr. Klebe was the Company’s Vice President of Business Development and also held a number of sales and marketing positions with the Company. From 1994 to 1997, Mr. Klebe was Vice President of Sales for CyberCash, a provider of Internet payment services. From 1985 to 1994, Mr. Klebe was employed by VeriFone Corporation, an electronic payment system provider. Mr. Klebe received a B.S. in Marketing from Northeastern University.

Patricia A. Martin joined the Company in October 1998 and has served as the Company’s Vice President of Customer Support since January 2001. Prior to January 2001, Ms. Martin served as Senior Director of Information Technology. From July 1997 to September 1998, Ms. Martin was Senior Manager of Business Applications at Acuson Corporation, a medical imaging company. Ms. Martin also held various management positions during her career at Silicon Graphics, Inc., a computer software and hardware manufacturer, from 1987 to 1997. Ms. Martin received a B.S. in Information Technology from Santa Clara University.

Brian S. Reed joined the Company in June 2000 and has served as the Company’s Vice President of Operations since January 2002, prior to which he served as Senior Director of Program Management and

IT Operations. From May 1994 to May 2000, Mr. Reed held numerous positions of senior technical management responsibility with Silicon Graphics, Inc., a computer software and hardware manufacturer and other consulting roles. During 1985 to 1993, Mr. Reed held management roles with the Pacific Stock Exchange, most recently as Vice President of Data Center Operations. Prior to 1985, Mr. Reed held technical management positions with Trilogy Systems, a semi-conductor and computer manufacturing company, and Automatic Data Processing, Inc., a computerized transaction processing company. Mr. Reed attended college in Northern California and is a graduate of numerous technical management and executive programs.

Tracy L. Wilk joined the Company in April 1999 and has served as the Company’s Vice President of Product Marketing since April 2001. Prior to April 2001, Mr. Wilk served as the Company’s Vice President of Product Management. From February, 1992 to April 1999, Mr. Wilk was Vice President of Strategic Alliances and Investments at Visa International. Prior to joining Visa, Mr. Wilk held a number of management positions at large financial services companies including First Data Corporation, Bank of America and Providian. Mr. Wilk received a B.A. in Economics and an M.B.A. both from the University of California, Berkeley.

Executive Compensation

The following table sets forth information concerning compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers serving as executive officers on December 31, 2002 whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2002 (collectively, the Company’s “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Securities Underlying Options
Name and Principal Position in 2002	Year	Salary	Bonus
William S. McKiernan Chairman and Chief Executive Officer	2002 2001 2000	$300,000 297,917 260,417	$	— 37,500 99,881	200,000 — —

Dave Daetz Senior Vice President of Corporate Business Development and Product Marketing	2002 2001 2000	215,000 213,749 182,083		— 16,875 51,619	150,000 50,000 65,000

Robert J. Ford Chief Technology Officer, Senior Vice President of Product Development	2002 2001 2000	215,000 213,749 175,000		— 16,875 48,079	125,000 75,000 105,000

Michael Hall(1) Vice President Worldwide Sales and Professional Services	2002 2001 2000	200,000 86,410 —		— 50,681 —	10,000 200,000 —

Gregory W. Madsen(2) Senior Vice President of Corporate Strategy and Culture	2002 2001 2000	164,938 222,083 170,312		— 21,875 19,628	— 75,000 260,000

Steven D. Pellizzer Chief Financial Officer and Vice President of Finance	2002 2001 2000	160,000 128,083 101,333		— 13,389 15,108	100,000 11,000 13,500

(1)	Mr. Hall joined the Company in July 2001.

(2)	Mr. Madsen’s employment with the Company terminated in June 2002.

Option Grants In Fiscal Year 2002

The following table sets forth information for each of the Company’s Named Executive Officers concerning stock options granted to them during the fiscal year ended December 31, 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees(2)	Exercise Price Per Share	Expiration Date(3)
					5%	10%
William S. McKiernan	200,000	8.2%	$1.76	02/08/2012	$221,371	$560,997
Dave Daetz	150,000	6.2%	1.60	02/08/2012	150,935	82,498
Robert J. Ford	125,000	5.1%	1.60	02/08/2012	125,779	318,748
Michael Hall	10,000	0.4%	1.60	02/08/2012	10,062	25,500
Gregory W. Madsen	—	—	—	—	—	—
Steven D. Pellizzer	100,000	4.1%	1.60	02/08/2012	100,623	254,999

(1)	Each of the above options was granted pursuant to the Company’s 1999 Stock Option Plan.

(2)	In fiscal 2002, the Company granted options to employees to purchase an aggregate of 2,427,5000 shares.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices.

Aggregate Option Exercises In Last Fiscal Year and Year-End Option Values

The following table sets forth information concerning exercises of stock options during the fiscal year ended December 31, 2002 by each of the Company’s Named Executive Officers and the number and value of unexercised options held by each of the Company’s Named Executive Officers on December 31, 2002.

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William S. McKiernan	—	—	45,833	154,167	$31,625	$106,375
Dave Daetz	—	—	206,352	183,648	59,582	134,168
Robert J. Ford	—	—	258,122	196,878	69,895	135,730
Michael Hall	—	—	68,957	141,043	87,946	178,554
Gregory W. Madsen	—	—	—	—	—	—
Steven D. Pellizzer	—	—	44,811	88,189	26,376	72,699

(1)	The value of unexercised “in-the-money” options represents the difference between the exercise price of stock options and $2.45, the closing sales price of the Common Stock on December 31, 2002.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2002 including the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 1999 Non-Qualified Stock Option Plan and the 1999 Employee Stock Purchase Plan, and the option plans and agreements assumed by the Company in connection with the acquisition of PaylinX Corporation (the “PaylinX Acquisition”).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,839,086	$4.04	2,281,500
Equity compensation plans not approved by security holders(2)(3)	959,212	$16.78	2,082,638

Total	5,798,298		4,364,138

(1)	Represents shares of the Company’s Common Stock issuable pursuant to the Company’s 1998 Stock Option Plan, as amended, the 1999 Stock Option Plan, as amended and the 1999 Employee Stock Purchase Plan.

The 1998 Stock Option Plan (the “1998 Plan”) was originally adopted by the Board of Directors in March 1998 and was approved by the stockholders in March 1998. The 1998 Plan is administered by the Compensation Committee. Options granted pursuant to the 1998 Plan generally vest as follows: (a) options granted upon hire generally vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest monthly over the following 36 months, (b) subsequent options vest monthly over 48 months, or (c) as otherwise determined by the Compensation Committee. Stock options expire ten years after the date of grant. Currently, no options are being granted under the 1998 Plan. As of December 31, 2002, there were options outstanding to purchase 132,665 shares of the Company’s Common Stock under the 1998 Plan at a weighted average exercise price of $13.787 per share and 292,885 shares available for future issuance.

The 1999 Stock Option Plan (the “1999 Plan”) was originally adopted by the Board of Directors in January 1999 and was approved by the stockholders in January 1999. Subsequent amendments to the 1999 Plan increasing the number of shares authorized for issuance under the 1999 Plan in April 2000 and July 2000 were approved by the Board of Directors and the stockholders. The 1999 Plan is administered by the Compensation Committee. Options granted pursuant to the 1999 Plan generally vest as follows: (a) options granted upon hire generally vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest monthly over the following 36 months, (b) subsequent options vest monthly over 48 months, or (c) as otherwise determined by the Compensation Committee. Stock options expire ten years after the date of grant. As of December 31, 2002, there were options outstanding to purchase 4,706,421 shares of the Company’s Common Stock under the 1999 Plan at a weighted average exercise price of $3.764 per share and 1,801,239 shares available for future issuance.

The 1999 Employee Stock Purchase Plan (the “1999 ESPP”) was originally adopted by the Board and approved by the stockholders in June 1999. The purpose of the 1999 ESPP is to provide employees of the Company who participate in the plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The 1999 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The 1999 ESPP is implemented by six-month offer periods with purchase dates within those offer periods every six-months. The Board of Directors may alter the duration of the offering periods without stockholder approval. The price per share at which shares are sold under the 1999 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the date of purchase. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of last market trading day prior to the time of the determination. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 10% of a participant’s eligible compensation, which is defined in the 1999 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. As of December 31, 2002, there were 187,376 shares available for future issuance under the 1999 ESPP.

(2)	Includes outstanding options to purchase 554,350 shares of the Company’s Common Stock issuable pursuant to option plans and agreements assumed pursuant to the PaylinX Acquisition. The option agreements were originally issued by PaylinX Corporation under the PaylinX Corporation 2000 Stock Option Plan (the “PaylinX Plan”), which is described below.

Pursuant to the PaylinX Acquisition, the Company assumed the option agreements then outstanding under the PaylinX Plan (the “Assumed Options”). The Assumed Options are governed by the terms of the PaylinX Plan under which they were originally issued. Options governed by the terms of the PaylinX Plan generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the PaylinX Plan vest based upon years of service, generally four years. The PaylinX Plan was duly approved by the stockholders of PaylinX prior to the PaylinX Acquisition.

(3)	Includes 404,862 shares of the Company’s Common Stock issuable pursuant to option plans and agreements and 2,082,638 shares of the Company’s Common Stock available for future issuance pursuant to the Company’s 1999 Non-Qualified Stock Option Plan (the “1999 Non-Qualified Plan”).

The Board of Directors adopted the 1999 Non-Qualified Plan in October 1999. The 1999 Non-Qualified Plan is administered by the Compensation Committee. Pursuant to the 1999 Non-Qualified Plan, the Compensation Committee may grant non-qualified stock options, in its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only non-qualified-stock options may be issued under the 1999 Non-Qualified Plan. Stock options may not be granted to officers and directors of the Company from the 1999 Non-Qualified Plan. Stock options issued under the 1999 Non-Qualified Plan have an an exercise price of no less than 85% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed ten years from the date of grant.

CERTAIN RELATED PARTY TRANSACTIONS

Option Grants and Agreements with Executive Officers and Directors

The Company granted to the following executive officers and directors options to purchase shares of the Company’s Common Stock on the date, for the number of shares, with an exercise price as indicated opposite each person’s name:

Name	Option Date	Securities Underlying Options	Option Price
William S. McKiernan	02/08/2002 02/27/2003	200,000 75,000	$1.76 2.48

Dave Daetz	02/08/2002 02/27/2003	150,000 45,000	$1.60 2.25

Robert J. Ford	02/08/2002 02/27/2003	125,000 70,000	$1.60 2.25

Michael Hall	02/08/2002 02/27/2003	10,000 45,000	$1.60 2.25

Steven D. Pellizzer	02/08/2002 02/27/2003	100,000 100,000	$1.60 2.25

Ken Harris	01/01/2002 01/01/2003 01/21/2003	10,000 10,000 17,000	$1.76 2.45 2.50

Scott Loftesness	01/01/2002 01/01/2003 01/21/2003	10,000 10,000 17,000	$1.76 2.45 2.50

John J. McDonnell, Jr.	01/01/2002 01/01/2003 01/21/2003	10,000 10,000 19,000	$1.76 2.45 2.50

Steven P. Novak	01/01/2002 01/01/2003 01/21/2003	10,000 10,000 19,000	$1.76 2.45 2.50

Richard Scudellari	01/01/2002 01/01/2003 01/21/2003	10,000 10,000 19,000	$1.76 2.45 2.50

Kenneth R. Thornton	01/01/2002 01/01/2003 01/21/2003	10,000 10,000 19,000	$1.76 2.45 2.50

Legal Services

During fiscal year 2002, the law firm of Morrison & Foerster LLP provided legal services to the Company, for which the Company was billed $208,526 in fees. Mr. Scudellari, a director of the Company, is a partner of Morrison & Foerster LLP.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report, Report of the Audit Committee and the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended .

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has responsibility for reviewing and developing compensation policies applicable to the Company’s executive officers and directors, making recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, and administering the Company’s 1998 and 1999 Stock Option Plans and the 1999 Non-Qualified Stock Option Plan (collectively, the “Plans”), under which option grants may be made to executive officers, directors and other key employees.

Executive Compensation Philosophy

The Compensation Committee believes that the primary goal of the Company’s executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company’s long-term success, by rewarding the achievement of the Company’s short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Plans and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to other companies of similar size engaged in activities similar to those of the Company. The compensation of the Company’s Named Executive Officers in 2002 consisted of base salaries and stock options. Although bonuses have been paid in previous years, the Compensation Committee determined not to pay bonuses to Named Executive Officers during 2002.

The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive’s performance to arrive at a decision regarding compensation programs. From time to time, the Compensation Committee retains independent executive compensation experts in connection with executive compensation matters.

2002 Executive Compensation

For services performed in 2002, executive compensation consisted of base salary and grants of stock options under the Plans. The stock options vest over time.

Base Salary.    Base salaries for the Company’s executive officers (other than the Chief Executive Officer) are determined primarily on the basis of the executive officer’s responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers at least annually in accordance with certain criteria determined primarily on the basis of certain factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance. The base salaries of the executive officers remained at 2001 levels except for instances where individuals were promoted.

Long-Term Incentive Compensation Awards.    The Plans provide for grants to key executives and employees of the Company of (i) shares of Common Stock of the Company, (ii) options or stock appreciation rights (“SARs”) or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Plans based on a number of factors, including (a) the executive officer’s position in the Company, (b) his performance and responsibilities, (c) the extent to which he already holds an equity stake in the Company, and (d) contributions and anticipated contributions to the success of the Company’s financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company’s stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. Although, the Plans do not provide any formulaic method for weighing these factors, the Compensation Committee does consider information concerning the potential long-term value of options awarded. However, the decision to grant an award is based primarily upon the Compensation Committee’s evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with compensation consultants with respect to long-term incentives and other compensation awards.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company’s 1999 Stock Option Plan are intended to qualify as “performance-based” compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.

Chief Executive Officer Compensation

Mr. McKiernan’s base salary for the fiscal year ended December 31, 2002 was established at $300,000. His base salary was determined primarily based on an analysis of the Company’s and Mr. McKiernan’s performance and achievements, and a review of the compensation paid to the chief executive officers of peer companies. The establishment of Mr. McKiernan’s salary was not based on specific quantitative performance goals and achievements, but rather on the overall performance of the Company and Mr. McKiernan as determined by the Committee. Mr. McKiernan’s base salary in 2002 remained the same as paid in 2001 and he was not paid a bonus in 2002.

In addition, on February 8, 2002, the Company granted Mr. McKiernan a stock option to purchase 200,000 shares of Common Stock under the 1999 Stock Option Plan. The option has an exercise price of $1.76 per share which is equal to 110% of the closing price of the Common Stock on the day immediately preceeding the date of grant, and vests monthly in 48 equal monthly increments thereafter.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

John J. McDonnell, Jr.

Steven P. Novak

Richard Scudellari

Kenneth R. Thornton

Scott Loftesness

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors of the Company (the “Board”), the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Since the effective date of the Sarbanes-Oxley Act of 2002 (the “New Law”), the Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors.

During the fiscal year 2002, the Committee met seven times and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement relating to relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed with the independent auditors their judgment as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

Finally, the Committee reviewed and reassessed the adequacy of the Audit Committee charter. In light of the requirements of the New Law, the Committee recommended to the Board, and the Board approved, amendments to the charter conforming the charter to the current requirements of the New Law. A copy of the charter, as amended, is attached as Appendix A. The Committee noted that further changes may need to be made when the Securities and Exchange Commission and NASD take further actions carrying out their responsibilities under the New Law.

Each of the members of the Audit Committee is independent as defined under the listing standards of the NASD for Nasdaq listed issuers.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Ken Harris

John J. McDonnell, Jr.

Steven P. Novak

Kenneth R. Thornton

Performance Graph

The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock since June 24, 1999 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market—U.S. Index, (b) the JP Morgan H & Q Internet 100 Index and (c) the RDG Internet Index. The comparison assumes an investment of $100 on June 24, 1999, and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

In previous years, the Company has compared the performance of its Common Stock against the JP Morgan H & Q Internet 100 Index. As of March 29, 2002, the JP Morgan H & Q Internet 100 Index ceased to be published. As shown in the table and in the performance graph below, the Company has selected the RDG Internet Index as its new industry index.

	Cumulative Total Return
	6/24/99	6/30/99	9/30/99	12/31/99	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02	12/31/02
CYBERSOURCE CORPORATION	$100.00	$134.09	$503.41	$470.45	$338.64	$125.57	$102.85	$21.59	$15.91	$14.73	$10.18	$16.00	$19.55	$21.09	$18.18	$22.27
NASDAQ STOCK MARKET (U.S.)	100.00	108.98	111.66	164.94	185.29	161.14	148.62	99.52	74.27	87.53	60.74	78.95	74.81	59.63	47.85	54.58
JP MORGAN H & Q INTERNET 100 INDEX	100.00	108.10	111.12	215.11	224.68	166.68	160.34	82.77	51.17	64.45	37.44	53.26	44.92
RDG INTERNET INDEX	100.00	109.66	113.18	186.85	201.49	170.14	169.11	108.55	71.66	86.53	53.17	67.04	58.46	45.79	35.73	44.21

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock as of March 24, 2003 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 2002, to beneficially own more than 5% of the outstanding shares of its Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 24, 2003 are deemed outstanding. Percentage of beneficial ownership is based upon 32,850,362 shares of Common Stock outstanding as of March 24, 2003. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite the person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
William S. McKiernan(1)	4,611,418	14.01%
CCM Master Fund, Ltd.(2)	2,000,251	6.09%
One North Wacker Drive, Suite 4725
Chicago, IL 60606
Dimensional Fund Advisors, Inc.(3)	1,739,100	5.29%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
John J. McDonnell Jr.(4)	1,286,003	3.90%
Robert J. Ford(5)	313,000	*
Dave Daetz(6)	251,837	*
Steven P. Novak(7)	131,500	*
Michael Hall(8)	95,145	*
Steven D. Pellizzer(9)	66,846	*
Richard Scudellari(10)	79,500	*
Scott Loftesness(11)	62,000	*
Ken Harris(12)	62,000	*
Kenneth R. Thornton(13)	64,000	*
Gregory W. Madsen	0	*
All executive officers and directors as a group (11 persons)(14)	6,861,258	19.99%

*	Less than 1% of the outstanding Common Stock.

(1)	Includes (a) 131,992 shares of Common Stock held by members of Mr. McKiernan’s immediate family and (b) options to purchase 71,353 shares of Common Stock exercisable within 60 days of March 24, 2003. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.

(2)	As reported in a Schedule 13G filed by CCM Master Fund, Ltd. on February 10, 2003, includes 2,000,251 shares as to which CCM Master Fund, Ltd. has shared voting and investment power.

(3)	As reported in a Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 10, 2003, includes 1,739,100 shares as to which Dimensional Fund Advisors, Inc. has sole voting and investment power.

(4)	Includes (a) 329,274 shares held by various partnerships of which Mr. McDonnell is general partner and (b) options to purchase 541,750 shares of Common Stock exercisable within 60 days of March 24, 2003. Mr. McDonnell disclaims beneficial ownership of the shares held by the partnerships except to the extent of his pecuniary interest therein.

(5)	Includes options to purchase 308,850 shares of Common Stock exercisable within 60 days of March 24, 2003.

(6)	Includes options to purchase 249,165 shares of Common Stock exercisable within 60 days of March 24, 2003.

(7)	Includes (a) 12,500 shares of Common Stock held by members of Mr. Novak’s immediate family and (b) options to purchase 54,000 shares of Common Stock exercisable within 60 days of March 24, 2003. Mr. Novak disclaims beneficial ownership of the shares held by his immediate family.

(8)	Includes options to purchase 93,645 shares of Common Stock exercisable within 60 days of March 24, 2003.

(9)	Includes options to purchase 64,738 shares of Common Stock exercisable within 60 days of March 24, 2003.

(10)	Includes options to purchase 64,000 shares of Common Stock exercisable within 60 days of March 24, 2003.

(11)	Includes options to purchase 62,000 shares of Common Stock exercisable within 60 days of March 24, 2003.

(12)	Includes options to purchase 62,000 shares of Common Stock exercisable within 60 days of March 24, 2003.

(13)	Includes options to purchase 64,000 shares of Common Stock exercisable within 60 days of March 24, 2003.

(14)	Includes (a) 473,766 shares of Common Stock held indirectly, see footnotes 1, 4 and 7 and (b) options to purchase 1,477,118 shares of Common Stock exercisable within 60 days of March 24, 2003.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2002 all Reporting Persons complied with all applicable filing requirements.

Other Matters.    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

Richard Scudellari

Secretary

Dated: April 14, 2003

Appendix A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

CYBERSOURCE CORPORATION

AUTHORITY AND PURPOSE

The Audit Committee of CyberSource Corporation (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. The Committee shall have all authority necessary or desirable for it to comply with the Sarbanes-Oxley Act of 2002 and all applicable Securities and Exchange Commission rules and regulations.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board. The Committee shall meet at least four times each fiscal year. The Committee shall meet in separate executive sessions with the Corporation’s Chief Executive Officer and Chief Financial Officer and the Corporation’s independent auditors.

Each member of the Committee shall be an independent director. For purposes hereof, in order to be an “independent director,” a Committee Member shall not:

1.	accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, or otherwise be an affiliated person of the Corporation or any subsidiary of the Corporation[1], and

2.	have any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. In addition, at least one member of the Committee shall be an audit committee financial expert, as defined by Section 407 of the Sarbanes-Oxley Act of 2002 and Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (as such requirement is modified or supplemented by the NASD); provided, however, the requirement of the Committee of having a financial expert may be waived or suspended by the Board.

1	The Securities and Exchange Commission has proposed a rule requiring the NASD to implement rules requiring Audit Committee members to adhere to independence standards in order for issuers to continue to be listed on Nasdaq. The Committee shall take all steps necessary to ensure compliance with such NASD rules when they are adopted.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The fees and expenses of such independent counsel and other advisers engaged by the Committee shall be paid promptly by the Corporation after they have been approved by the Committee. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to ensure that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditors. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Annually review and reassess the adequacy of this Charter and its compliance with the Audit Committee requirements established by the Securities and Exchange Commission and the NASD for Nasdaq listed issuers.

2.	With respect to the Corporation’s independent auditors:

a.	The Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Corporation’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Committee. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation and the fees relating to the provision of all such services, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors are ultimately accountable to the Board and to the Committee as representatives of the Corporation’s stockholders.

b.	Review the independence of the independent auditors so that such independence is in compliance with all applicable law and rules of the NASD. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the independent auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

3.	Periodically review with management the possible need for an internal audit department and if it is determined that such a department is needed, review and concur with management on the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

4.	Review and discuss with management and the independent auditors, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Corporation’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

5.	Review and discuss with management and the independent auditors, before release, the unaudited financial statements and the Management’s Discussion and Analysis proposed to be included in each Form 10-Q to be filed by the Corporation with the Securities and Exchange Commission.

6.	In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual audit and such other times as the Committee may deem appropriate:

a.	The Corporation’s annual financial statements and related notes.

b.	The independent auditors’ audit of the financial statements and their report thereon.

c.	The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

d.	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

e.	The adequacy and effectiveness of the Corporation’s accounting and internal accounting controls.

7.	Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a.	Any significant changes required in the independent auditors’ audit plan.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Corporation’s financial statements.

d.	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

8.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

9.	Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

10.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

11.	Oversee the Corporation’s compliance with the Foreign Corrupt Practices Act.

12.	Review and approve or disapprove any transaction or arrangement that may present a material conflict of interest between a member of management or the Board and the Corporation.

13.	Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

CYBERSOURCE CORPORATION

1295 Charleston Road

Mountain View, CA 94043

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William S. McKiernan and Richard Scudellari as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of CyberSource Corporation held of record by the undersigned on March 24, 2003, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 1295 Charleston Road, Mountain View, California, on May 14, 2003, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders of

CYBERSOURCE CORPORATION

May 14, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -	COMPANY NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instruction. Have your control number available when you access the web page.	ACCOUNT NUMBER
CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	Nominees: O William S. McKiernan O John J. McDonnell, Jr. O Steven P. Novak O R. Dichard Scudellari O Kenneth R. Thornton		FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)    Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company.

(3)    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.